Exhibit 3A

8743-86

FILED
JUN 15 1979   (10 AM)
/s/
SECRETARY OF STATE

CERTIFICATE OF INCORPORATION
OF
HOSPITAL MORTGAGE GROUP, INC.

1.           The name of the corporation is HOSPITAL
MORTGAGE GROUP, INC.

-2.           The address of its registered office in the
State of Delaware is 100 West Tenth Street, in the City of
Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.           The nature of the business or purposes to be
conducted or promoted is:

To engage in the business of investing in,
purchasing or otherwise acquiring, for cash or
for other property, or through the issuance of
securities of the corporation, and holding or
retaining for investment, full or participating
interests of any type, in real, personal or mixed,
tangible or intangible, property of-any kind wher-
ever located, including, without limitation, the
following: (a) obligations or securities which
are secured by mortgages on real property;
(u) rents, lease payments, or other income from,
or profits from, or the equity or ownership of
real property or any other interest therein;
(c) deeds of trust or other security interests in
real property or in rights or interests, including

leasehold interests, in real property and buildings,
structures, improvements, furniture, fixtures located
on or used in connection with land and rights in
land, or interests therein; and (d) securities of every
nature, whether or not secured by mortgages; and

To otherwise engage in any lawful act or activity
for which corporations may be organized under the
General Corporation Law of Delaware.

    4.           The total number of shares of capital stock which
the corporation shall have authority to issue is as follows:

    (a)           One Million Five Hundred Thousand (1,500,000)
shares of Common Stock, and the par value of each of such shares is One Dollar ($1), amounting in the aggregate to One Million
Five Hundred Thousand Dollars ($1,500,000;.   Each share of
Common Stock shall be issued subject to the following restrictions on the rights of any holders thereof to hold or transfer said share:

    (i)           At such time as the Board of Directors shall
make a good faith determination that ownership of
Common Stock of the corporation may become concentrated
to an extent which may prevent the corporation from
qualifying as a real estate investment trust under the
Internal Revenue Code of 1954, as amended, the corpora-
tion shall thereafter have the power and right to refuse
the transfer of any shares of Common Stock to any
person or persons whose ownership thereof would
result in the' aforementioned concentration, and in
the event of such a refusal to transfer, the corpo-
ration shall have the right to purchase said stock
from the owner thereof at a price equal to the

average of the closing sale prices of the corporation's
Common Stock as reported during the fifteen (15) trading.
days immediately preceding the date on which the
Board of Directors directs the refusal to transfer such shares.

    (ii)           At such time as the Board of Directors
shall make a good faith determination that ownership
of common Stock has become concentrated to the extent
described in (i) above, the Board shall have the
power to order any one or more holders of Common
Stock whose ownership has resulted in or contributed
to such concentration to promptly divest themselves
of shares of common Stock, in sales to persons other
than current stockholders whose ownership either
prior to or following such transactions contributes
to or would contribute to such concentration, suffi-
cient in the aggregate to eliminate the degree of
concentration in ownership of Common Stock described
in (i) above; provided, however, that the Board
shall, in ordering any divestiture hereunder, endeavor
to allocate the burden of divestiture equitably among
those holders of Common Stock whose ownership has
contributed to the concentration described in (i.)
above.

(b)           Two million (2,000,000) shares of Preferred
Stock, and the par value of each-of such shares is One Dollar
($1), amounting in the aggregate to Two Million Dollars
($2,000,000).  The Preferred Stock may be issued in one or more classes, and in one or more series within a class, with
such voting rights, designations, preferences, qualifica-
tions, privileges, limitations, options, conversion rights,
restrictions and special or relative rights as may be stated
in a resolution or resolutions providing for the issue of such shares adopted from time to time by the Board of Directors
and without the necessity of any action by the stockholders.
The Board of Directors may fix the status of any shares of -
Preferred Stock redeemed, cancelled, surrendered for conver-
sion or otherwise retired, and if previously Issued shares
are reacquired and cancelled by the corporation, such a
number of shares shall thereafter be considered as authorized and unissued shares. Notwithstanding the provisions of any
such resolution, all Preferred Stock shall be subject to
redemption at the direction of the Board of Directors at such time or times as the Board shall be of the opinion that
ownership of stock of the corporation has or may become
concentrated to an extent which may prevent the corporation
from qualifying as a real estate investment trust under the
Internal Revenue Code of 1954, as amended. In such event,
the Board shall have the power, by lot or other means deemed equitable by them, to call for redemption sufficient shares
of Preferred Stock to bring the direct or indirect ownership thereof into conformity with the requirements for such a
real estate investment trust. The redemption price paid shall be as specified by the Board of Directors in its resolution
designating the Preferred Stock.

    5.           The name and address of the sole incorporator is:

          Clinton A. Stuntebeck, Esquire
          1719 Packard Building
          Philadelphia, Pennsylvania 19102

    6.           The corporation is to have perpetual existence.

    7.           In furtherance and not in limitation of the
powers conferred by statute, the Board of Directors is
expressly authorized to make, alter or repeal the By-Laws
of the corporation and to authorize and cause to be executed, mortgagees and liens upon the property and franchises of the corporation.

    8.           The stockholders and directors shall have the
power to hold their meetings and to keep the books, documents, and papers of the corporation outside the State of Delaware, at such places as may be from time to time designated by the
By-laws or by resolution of the stockholders or directors,
except as otherwise may be required by the laws of Delaware.
Election of Directors need not be by written ballot unless the
By-laws of the corporation shall so provide.

    9.           No merger or consolidation of the corporation,
nor any sale, lease or exchange of substantially all of the
assets of the corporation, or purchase, lease or exchange of substantially all of the assets of any other person by the
corporation may be effected without the affirmative vote of
the holders of 66 2/3% of the outstanding shares of Common
Stock of the corporation entitled to vote thereon at a
meeting of stockholders called for that purpose.

    10.           The corporation reserves the right to amend,
alter, change or repeal any provision contained in this
Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stock-
holders herein are granted subject to this reservation;

provided however, that Articles 4, 9 and 10 hereof may not be amended, altered, changed or repealed without the affirmative vote of the holders of 65 2/3% of the outstanding shares of
Common Stock of the corporation entitled to vote thereon at
a meeting of stockholders called for that purpose.

I, THE UNDERSIGNED, being the incorporator herein-
before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do
make this certificate, hereby declaring and certifying that
this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day
of June, 1979.

       /s/ Clinton A. Stuntebeck
       Clinton A. Stuntebeck

8743-86

FILED
JUL 31 1979   (10:45 AM)
/s/
SECRETARY OF STATE

AGREEMENT OF MERGER

AGREEMENT OF MERGER, made this 27th day of June
1979 by and among HOSPITAL MORTGAGE GROUP, a Massachusetts
business trust (the "Trust") and HOSPITAL MORTGAGE GROUP,
INC., a Delaware corporation and a wholly-owned subsidiary
of the Trust (the "Corporation");

W I T N E S S E T H:

WHEREAS, the Trust desires to merge into the Corporation; and

WHEREAS, the Trust is a business trust organized
and existing under the laws of the Commonwealth of Massachu-
setts with an authorized capitalization of an unlimited num-
ber of shares of beneficial interest, par value $1 per share, of which 1,178,000 shares are validly issued and outstanding;
and

WHEREAS, the Corporation is a corporation organized
and existing under the laws of the State of Delaware with an authorized capitalization of 1,500,000 shares of common stock, par value $1 per share, of which ten shares are validly issued and outstanding; and 2,000,000 shares of Preferred Stock, of which no shares have been issued; and

WHEREAS, Section 13.3 of the Declaration of Trust of
the Trust, as amended and restated July 29, 1975, provides
that "The Trustees, by vote or written approval of a majority of the Trustees, may select or direct the organization of a
corporation, association, trust or other organization with
which the Trust may merge, or which shall take over the Trust
Property and carry on the affairs of the Trust, and after re-
ceiving an affirmative vote of not less than a majority of the outstanding shares. of all classes entitled to vote at any
meeting of shareholders, the notice for which included a
statement of such proposed action, the Trustees may effect
such merger... 11”; and

WHEREAS, Section 254(b) of the Delaware Corporation
Law provides for the merger of a Delaware corporation with a business trust formed under the laws of another state; and

WHEREAS, the Board of Trustees of the Trust and the
Board of Directors of the Corporation deem it advisable to
merge the Trust with and into the Corporation and have adopted this Agreement as a plan of merger subject to the terms and
conditions hereinafter  set forth, all in accordance with the applicable laws of Delaware;

NOW, THEREFORE, in consideration of the premises
and of the mutual agreements, covenants, representations and warranties contained herein, the parties agree as follows:

1.           Merger. The Trust shall be merged (the "Merger")
with and into the Corporation on the Effective Date (as defined in Section 2 hereof) in accordance with the applicable laws of
Delaware and on the terms and conditions set forth in this
Agreement of Merger. The corporation shall be the Surviving
Corporation, and the name of the Surviving corporation shall be
"Hospital Mortgage Group, Inc." It shall continue to do busi-
ness under that name as a Corporation organized and existing under the laws of the State of Delaware. The registered office of the Surviving Corporation in the State of Delaware shall be
No.  100 West Tenth Street, Wilmington, Delaware  19801 and the
existence of the Corporation shall continue unaffected and un-
impaired by the Merger, with all rights and privileges, im-
munities and powers, and subject to all the duties and liabil-
ities of a corporation organized under the laws, of the State of Delaware. On the Effective Date, the separate existence of the Trust shall cease, and the corporation shall continue in existence, and without other transfer shall succeed to and
possess all the properties, rights, privileges, powers, pur-
poses, franchises and immunities of a public or private nature and shall be subject 'to all the liabilities, obligations, re-
strictions, disabilities and duties of each of the constituent parties, all without further act or deed, as provided in Sec-
tion 259 of the Delaware Corporation Law.

2.           Effective Date. The Merger shall become effec-
tive at 12:01 p.m. on the date this Agreement of Merger is

filed with the appropriate offices in the state of Delaware
(the "Effective Date").

3.           Certificate of Incorporation. From and after
the Effective Date, the Certificate of Incorporation of the
Surviving Corporation shall be the Certificate of Incorporation of the Corporation.

4.           Directors and Officers. The directors and of-
ficers of the Surviving Corporation shall be as listed below and shall continue in office as the directors and officers of the Surviving Corporation until their respective successors
shall have been elected or appointed and have qualified:

Name	Position

Bernard B. Rotko, M.D.	Chairman of the Board,
President and Director

Maurice Wiener	Vice Chairman,
Secretary and Director

William H. Curtis	Senior Vice President
and Director

Lionel Felzer	Vice President,
Treasurer and Director

Andrew M. Rodriquez, Jr.	Vice President,
Assistant Secretary
and Controller

Clinton A. Stuntebeck	Assistant Secretary

Walter G. Arader	Director

John B. Bailey	Director

Abraham W. Cohen	Director

Gustav S. Eyssell	Director

James Wm. Gaynor	Director

Lee Gray	Director

Bernard J. Korman	Director

W. James Lopp, II	Director

Roger L. Rothrock	Director

5.           By-Laws.  The by-laws of the Corporation as
they shall exist on the Effective Date shall continue in
force and be the by-laws of the Surviving Corporation.

6.           Further Assurances. The Surviving Corporation,
through its appropriate officers and directors, is hereby au-
thorized, in either the name of the Trust or its own name, to execute, acknowledge and deliver all instruments of further
assurance and to do all such acts or things as it may, at any time, deem necessary or desirable to vest in the Surviving
Corporation any property or rights of the Trust, or to carry out any of the purposes expressed in this Agreement.

7.           Reclassification of Shares. As of the Ef-
fective Date, each share of Beneficial Interest of the Trust outstanding immediately prior to the Effective Date shall be reclassified into and exchanged for one share of common stock, par value $1 per share, of the surviving Corporation.

8.           Rights of Stockholders Pending Surrender of
Certificates. From and after the Effective Date, each holder of an outstanding certificate representing Shares of the
Truest shall be entitled, upon surrender of the same to the
Surviving Corporation, to receive in exchange therefore the

certificates representing common stock of the Surviving Cor-
poration determined on the basis provided herein.

Until so surrendered, each outstanding certificate
representing Shares of the Trust shall be deemed to represent only the right to receive the number of shares of common stock for which the Shares represented by the certificate have been.,.
reclassified by the Merger in accordance with the terms
thereof; provided, however, that until so surrendered and ex-
changed, the surviving Corporation shall not be required to
transfer to the holder the common stock to which the holder
shall be entitled.

The stock transfer books of the Trust shall be
closed as of the close of business on the last business day
immediately preceding the Effective Date, which day shall be the record date for determining the stockholders entitled to receive common stock hereunder; and no transfer of Shares
shall thereafter be made.

9.           Entire Agreement. This Agreement constitutes
the entire contract between the parties hereto, pertaining to, the subject matter hereof, and supersedes all prior and con-
temporaneous agreements, understandings, negotiations and
discussions, whether written or oral, of the parties, and
there are no representations, warranties or other agreements between the parties in connection with the subject matter
hereof, except as specifically set forth herein. No supple-
ment, modification or waiver of this Agreement shall be bind-

ing unless executed in writing by the parties to be bound thereby.

10.           Termination. This Agreement may be terminated
by the affirmative vote of a majority of the Trustees of the
Trust at any time prior to the filing of this Agreement with the Secretary of State of Delaware notwithstanding any ap-
proval of the Merger by the shareholders of the Trust.

11.           Governing Law. The validity and construction
of this Agreement shall be governed by the laws of the State of Delaware.

12.           Section Headings. The Section headings are
for reference only and shall not limit or control the meaning thereof.

IN WITNESS WHEREOF, the parties hereto have duly
executed this Agreement as of the day and year first above
written.

ATTEST:	HOSPITAL MORTGAGE GROUP

/s/	by /s/
Assistant Secretary	Senior Vice President

(SEAL)

ATTEST:	HOSPITAL MORTGAGE GROUP,
INC.

/s/	by /s/
Assistant Secretary	VICE CHAIRMAN

(CORPORATE SEAL)

I, MAURICE WIENER, Secretary of HOSPITAL MORTGAGE
GROUP, a business trust organized and existing under the laws of the commonwealth of Massachusetts, hereby certify, as
such Secretary and under the seal of the said trust, that the
Agreement of Merger to which this certificate is attached,
after having been first duly signed on behalf of said trust
by the Senior Vice President and Assistant Secretary of HOS-
PITAL MORTGAGE GROUP, a trust of the Commonwealth of Mas-
sachusetts, was duly submitted to the stockholders of said
HOSPITAL MORTGAGE GROUP, that 1,178,000 shares of beneficial interest of said trust were on said date and are now
issued and outstanding and that on July 31, 1979,
shares of beneficial interest, issued and outstanding on said date, were voted in favor of said Agreement of Merger, said
affirmative: vote representing a majority of the outstanding shares of said trust and that thereby the Agreement of Merger was on said date duly adopted as the act of the shareholders of said HOSPITAL MORTGAGE GROUP, and the duly adopted Agree-
ment of said trust.

WITNESS my hand and the seal of said HOSPITAL MORT-
GAGE GROUP on this 31st day of July, 1979.

/s/ Maurice Wiener
Maurice Wiener, Secretary

    I, MAURICE WIENER, Secretary of HOSPITAL MORTGAGE
GROUP, INC., a corporation organized and existing under the
laws of the State of Delaware, hereby certify, as such Secre-
tary and under the seal of the said corporation, that the
Agreement of Merger to which this certificate is attached,
after having been first duly signed on behalf of said corpor-
ation by the Vice Chairman and Assistant Secretary, of HOSPITAL
MORTGAGE GROUP, INC., a corporation of the State of Delaware, was duly submitted to the dole stockholder of said, HOSPITAL
MORTGAGE GROUP, INC., that ten shares of stock of said corpo-
ration were on said date and are now issued and outstanding
and that by Record of Consent of Sole Shareholder dated June 15,
1979, all ten shares of stock issued and outstanding on said date were voted in favor of said Agreement of Merger, said
affirmative vote representing the total number of shares of the outstanding capital stock of said corporation, that thereby the
Agreement of Merger was on said date duly adopted as the act of the stockholder of said HOSPITAL MORTGAGE GROUP, INC,., and the duly adopted Agreement of said corporation and that said ten shares of stock shall become the property of HOSPITAL MORTGAGE
GROUP, INC. upon the effective date of the merger and shall be cancelled immediately thereafter.

WITNESS my hand and the seal of said HOSPITAL MORT-
GAGE GROUP, INC. on this 31 st day of July, 1979.

/s/ Maurice Wiener
Maurice Wiener, Secretary

    THE AGREEMENT OF MERGER, having been executed by
a duly authorized officer and the Assistant Secretary of
each party thereto, and having been adopted separately by
the stockholders of each party thereto, in accordance with
the provisions of the General Corporation Law of the State
of Delaware, and the fact having been certified on said
Agreement of merger by the Secretary of each party thereto,
the undersigned do now hereby execute the Agreement of
Merger under their respective seals, by the authority of
the trustees or directors and stockholders thereof, is the
respective act, deed and agreement of each of said parties,
on the 31st day of July, 1979.

ATTEST:	HOSPITAL MORTGAGE GROUP (a Massachusetts Trust)

/s/ Clinton A. Stuntebeck	by /s/ Maurice Weiner
Clinton A. Stuntebeck	Maurice Weiner
Assistant Secretary	Vice Chairman

(SEAL)

ATTEST:	HOSPITAL MORTGAGE GROUP, INC.
(a Delaware Corporation)

/s/ Clinton A. Stuntebeck	by /s/ Maurice Weiner
Clinton A. Stuntebeck	Maurice Weiner
Assistant Secretary	VICE CHAIRMAN

(CORPORATE SEAL)

8743-86

FILED
JUN 2 1981   (10 AM)
/s/
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
***

Hospital Mortgage Group, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the State of
Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meting of the Board of Directors of Hospital
Mortgage Group, Inc. resolutions were duly adopted setting forth a pro-
posed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be, advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that in the Judgement of the Board of Directors it is advisable to change the Company’s name by amending Article I of the
Company's Certificate of Incorporation to read in its entirety as follows:

1. The name of the Corporation is HMG Property
Investors, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of
Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the
General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Hospital Mortgage Group, Inc. has cause its corporate seal to be hereunto affixed and this certificate to be signed by
Maurice Wiener its President, and Clinton A. Stuntebeck, its Assistant
Secretary, this 29th day of May, 1981.

By /s/ Maurice Wiener
President: Maurice Wiener

By /s/ Clinton A. Stunteback
Assistant Secretary: Clinton A. Stuntebeck

STATE OF NEW YORK	:
: ss
COUNTY OF NEW YORK	:

BE IT REMEMBERED that on this 29th day of May,
A.D. 1981, personally came before me, George Karfunkel
a Notary Public in and for the County and State aforesaid,
Maurice Wiener, President of Hospital Mortgage Group, Inc.,
a Delaware corporation, and Clinton A. Stuntebeck, the
Assistant Secretary of Hospital Mortgage Group, Inc., known
to me personally to be such, and they, respectively, duly
executed the said certificate before me and acknowledged the said certificate to be their act and deed and the act and
deed of said corporation and that the facts stated therein
are true; that the signatures of the President and Assistant
Secretary of said corporation to the foregoing certificate
are in the handwriting of the said President and Assistant
Secretary of said corporation, and that the seal affixed to
said certificate, attested by the Assistant Secretary of said corporation, is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and
seal the day and year aforesaid.

/s/ George Karfunkel
NOTARY PUBLIC

Certificate
for Renewal and Revival of Charter

HMG PORPERTY INVESTORS, INC., a corporation
organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the 15th day of June 1979 and recorded in
The office of the Recorder of Deeds for New Castle County, the charter of which was voiced for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charger, and hereby certifies as follows:

1.	The name of this corporation is HMG PROPERTY INVESTORS, INC.

2.
Its registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington ZIP CODE 19801 County of New Castle the name and addres of its registered agent is The Corporation Trust Company. Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

3.
The date when the restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

4.
This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1986, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Lee Gray the last and acting President, and Lawrence I. Rothstein, the last and acting Secretary of HMG PROPERTY INVESTORS, INC., have hereunto set their hands to this certificate this 3rd day of June, 1986.

/s/
LAST AND ACTING PRESIDENT

ATTEST:	/s/
LAST AND ACTING SECRETARY

*  *   *

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HMG PROPERTY INVESTORS, INC.

*  *   *

HMG Property Investors, Inc. (the "Company"), a
corporation organized and existing under and by virtue of the
General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors
of the Company resolutions were duly adopted setting forth pro-
posed amendments of the Certificate of Incorporation of the Com-
pany, declaring such amendments to be advisable and calling a meeting of the stockholders of the Company for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that in the judgment of the
Board of Directors it is advisable to change
the Company's name by amending Article 1 of
the Certificate of Incorporation of the Com-
pany to read in its entirety as follows:

    "1.           The name of the corporation is HMG/
Courtland Properties, Inc."

RESOLVED, that in the judgment of the
Board of Directors it is advisable to limit
the liability of the Directors of the Company

to the extent permitted by Delaware law by
adopting the following as Paragraph (A) of
Article 9 of the Certificate of Incorporation
of the Company (whereupon present Article 9
shall become Paragraph (B) of the amended
Article 9):

"9.(A) A director of the corporation
shall not be personally liable to the corpo-
ation or its stockholders for monetary
damages for breach of fiduciary duty as a
director, except for liability (i) for any
breach of the director's duty of loyalty to
the corporation or its stockholders, (ii) for
acts omissions not in good faith or which
involved intentional misconduct or a knowing
violation of law, (iii) under Section 174 of
the Delaware General Corporation Law, or
(iv) for any transaction from which the direc-
tor derived an improper personal benefit. If
the Delaware General Corporation Law is her-
eafter amended to authorize the further elimi-
nation or limitation of the liability of a
director, then the liability of a director of
the corporation shall be limited or elimination
to the fullest extent permitted by the amended
Delaware General Corporation Law. Any repeal
or modification of this Article 9 shall be
prospective only, and shall not adversely
affect any elimination or limitation of the
personal liability of a director of the cor-
poration existing at the time of such repeal or modification."

SECOND: That thereafter, pursuant to resolution of
the Board of Directors of the Company, an annual meeting of the stockholders of the Company was duly called and held, upon
notice given in accordance with Section 222 of the General
Corporation Law of the State of Delaware, at which meeting the necessary number of shares, as required by statute, was voted in favor of each amendment.

THIRD: That said amendments were duly adopted in
accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall
not be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, said HMG Property Investors, Inc.
has caused its corporate seal to be hereunto affixed and this certificate to be signed by Maurice Wiener, its Chairman, and
Lawrence Rothstein, its Senior Vice-President and Secretary,

this 14th day of August, 1987.

By: /s/ Maurice Wiener
Maurice Wiener, Chairman

(CORPORATE SEAL)

By: /s/ Lawrence Rothstein
Lawrence Rothstein, Senior
     Vice-President and Secretary

RESTATED CERTIFICATE OF INCORPORATION
OF
HMG/COURTLAND PROPERTIES, INC.

The following is the Restated Certificate of Incor-
poration of HMG/COURTLAND PROPERTIES, INC., originally incor-
porated as HOSPITAL MORTGAGE GROUP, INC., whose name was
successively changed to HMG PROPERTY INVESTORS, INC. and HMG/
COURTLAND PROPERTIES, INC. The original Certificate of Incor-
poration was filed with the Secretary of State of the State of
Delaware on June 15, 1979.

This Restated Certificate of Incorporation was duly
adopted by the Board of Directors of the corporation in accor-
dance with the provisions of Section 245 of the Delaware General
Corporation Law. It only restates and integrates and does not further amend the provisions of the corporation's Certificate of
Incorporation as heretofore amended and supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

    1.           The name of the corporation is HMG/COURTLAND
PROPERTIES, INC.

    2.           The address of its registered office in the
State of Delaware is 1209 Orange Street, in the City of Wil-
mington, County of New Castle. The name of its registered
agent at such address is The Corporation Trust Company.

3.           The nature of the business or purposes to be
or promoted is:

To engage in the business of investing in,
purchasing or otherwise acquiring, for cash or for
other property, or through the issuance of securities
of the corporation, and holding or retaining for.
investment, full or participating interests of any
type, in real; personal or mixed, tangible or intan-
gible, property of any kind wherever located, in-
cluding, without limitation, the following: (a)
obligations.or securities which are secured by mort-
gages on real property; (b) rents, lease payments, or
other income from, or profits from, or the equity or
ownership of real property or any other interest
therein; (c) deeds of trust or other security inter-
ests in real property or in rights or interests,
including leasehold interests, in real property and
buildings, structures, improvements, furniture, fix-
tures located on or used in connection with land and
rights in land, or interests therein; and (d) secur-
ities of every nature, whether or not secured by
mortgages; and

To otherwise engage in any lawful act or
activity for which corporations may be organized
under the General Corporation Law of Delaware.

4.           The total number of shares of capital stock
which the corporation shall have authority to issue is as fol-
lows:

(a)           One Million Five Hundred Thousand (1,500,000)
shares of Common Stock, and the par value of each of such shares is One Dollar ($1), amounting in the aggregate to One Million
Five Hundred Thousand Dollars ($1,500,000).  Each share of Com-
mon Stock shall be issued subject to. the following restrictions on the rights of any holders thereof to hold or transfer said share:

(i)           At such time as the Board of Directors
shall make a good faith determination that ownership
of Common Stock of the corporation may become con-
centrated to an extent which may prevent the corpora-
tion from qualifying as a real estate investment
trust under the Internal Revenue Code of 1954, as
amended, the corporation shall' thereafter have the
power and right to refuse the transfer of any shares
of Common Stock to any person or persons whose owner-
ship thereof would result in the aforementioned con-
centration, and in the event of such a refusal to
transfer, the corporation shall have the right to
purchase said stock from the owner thereof at a price
equal to the average of the closing sale prices of
the corporation's Common Stock as reported during

the fifteen (15) trading days immediately preceding
the date on which the Board of Directors directs the
refusal to transfer such shares.

(ii)           At such time as the Board of Directors
shall make a good faith determination that ownership
of Common Stock has become concentrated to the extent
described in (i) above, the Board shall have the power
to order any one or more holders of Common Stock whose
ownership has resulted in or contributed to such con-
centraticn to promptly divest themselves of shares of
Common Stock, in sales to persons other than current
stockholders whose ownership either prior to or fol-
lowing such transactions contributes to or would con-
tribute to such concentration, sufficient in the ag-
gregate to eliminate the degree of concentration in
ownership of Common Stock described in (i) above;
provided, however, that the Board shall, in ordering
any divestiture hereunder, endeavor to allocate the
burden of divestiture equitably among those holders
of Common Stock whose ownership has contributed to
the concentration described in (i) above.

(b) Two Million (2,000,000) shares of Preferred
Stock, and the par value of each of such shares is one Dollar
($1), amounting in the aggregate to Two Million Dollars
($2,000,000).  The Preferred Stock may be issued in one or more classes, and in one or more series within a class, with such voting rights, designations, preferences, qualifications, privi-
leges, limitations, options, conversion rights, restrictions and special or relative rights as may be stated it a resolution or resolutions providing for the issue of such shares adopted from time to time by the Board of Directors and without the necessity of any action by the stockholders. The Board of Directors may fix the status of any shares of Preferred Stock redeemed, can-
celled, surrendered for conversion or otherwise retired, and if previously issued shares are reacquired and cancelled by the corporation, such a number of shares shall thereafter be con-
sidered as authorized and unissued shares. Notwithstanding the provisions of any such resolution, all Preferred Stock shall be subject to redemption at the direction of the Board of Directors at such time or times as the Board shall be of the opinion that ownership of stock of the corporation has or may become concen-
trated to an extent which may prevent the corporation; from
qualifying as a real estate investment trust under the Internal
Revenue Code of 1954, as amended. In such event, the Board shall have the power, by lot or other means deemed equitable by them, to call for redemption sufficient shares of Preferred Stock to bring the direct or indirect ownership thereof into conformity with the requirements for such a real estate investment trust.
The redemption price paid shall be as specified by the Board of
Directors in its resolution designating the Preferred Stock.

5.           The corporation is to have perpetual existence.

6.           In furtherance and not in limitation of the
powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corpora-
tion and to authorize and cause to be executed, mortgages and liens upon the property and franchises of the corporation.

7.           The stockholders and directors shall have the
power to hold their meetings and to keep the books, documents, and papers of the corporation outside the State of Delaware, at such places as may be from time to time designated by the
By-Laws or by resolution of the stockholders or directors,
except as otherwise may be required by the laws of Delaware.
Election of Directors need not be by written ballot unless the
By-Laws of the corporation shall so provide.

8.           (A) A director of the corporation shall not be
personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for
acts or omissions not in good faith or which involved inten-
tional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv)
for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or
limitation of the liability of a director, then the liability of a director of the corporation shall be limited or eliminated to the fullest extent permitted by the amended Delaware General
Corporation Law. Any repeal or modification of this Article 8 shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a direc-
tor of the corporation existing at the time of such repeal or
Modification,

(B)           No merger or consolidation of the corpora-
tion, nor any sale, lease or exchange of substantially all of the assets of the corporation, or purchase, lease or exchange.
of substantially all of the assets of any other person by the corporation may be effected without the affirmative vote of the holders of 66 3/3% of the outstanding shares of Common Stock of the corporation entitled to vote thereon at a meeting of stock-
holders called for that purpose.

9.           The corporation reserves the right to amend,
alter, change or repeal any provision contained in this Cer-
tificate of Incorporation, in the manner now or hereafter
prescribed by statute, and all rights conferred upon stock-
holders herein are granted subject to this reservation; pro-
vided however, that Articles 4, 8 (B) and 9 hereof may not be amended, altered, changed or repealed without the affirmative vote of the holders of 66 2/3% of the outstanding shares of
Common Stock of the corporation entitled to vote thereon
at a meeting of stockholders called for that purpose.

IN WITNESS WHEREOF, said HMG/COURTLAND PROPERTIES,
INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Maurice Wiener, its Chairman, and Lawrence Rothestein, its Senior Vice-President and Secretary,
this 15th day of August, 1987.

/s/ Maurice Wiener
Maurice Wiener, Chairman

[CORPORATE SEAL] ATTEST:	/s/ Lawrence Rothstein
Lawrence Rothstein,
Senior Vice-President and
Secretary

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
HMG/COURTLAND PROPERTIES, INC.

The following is the Amended and Restated Certificate of Incorporation ("Certificate") of HMG/COURTLAND PROPERTIES, INC., originally incorporated as HOSPITAL MORTGAGE GROUP, INC., whose name was successively changed to HMG PROPERTY INVESTORS, INC. and HMG/ COURTLAND PROPERTIES, INC. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 15, 1979.

This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law. It restates and amends certain provisions of the Corporation's Certificate of Incorporation as heretofore amended.

ARTICLE I

1. Name. The name of the corporation is HMG/COURTLAND PROPERTIES, INC.

ARTICLE II

2. Principal Office and Registered Agreement. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

3. Purpose. The nature of the business or purposes to be conducted or promoted is:

To engage in the business of investing in, purchasing or otherwise acquiring, for cash or for other property, or through the issuance of securities of the corporation, and holding or retaining for investment, full or participating interests of any type, in real, personal or mixed, tangible or intangible, property of any kind wherever located, including, without limitation, the following: (a) obligations or securities which are secured by mortgages on real property; (b) rents, lease payments, or other income from, or profits from, or the equity or ownership of real property or any other interest therein; (c) deeds of trust or other security interests in real property or in rights or interests, including leasehold interests, in real property and buildings, structures, improvements, furniture, fixtures located on or used in connection with land and rights in land, or interests therein;  and (d) securities of every nature, whether or not secured by mortgages; and

To otherwise engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

4.           Authorized Capital. Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is as follows:

a. One Million, Five Hundred Thousand (1,500,000) shares of Common Stock, par value $1 per share, or $1,500,000 in the aggregate.

b. Five Hundred Thousand (500,000) shares of Excess Stock, par value $1 per share, or $500,000 in the aggregate.

c. Two Million (2,000,000) shares of Preferred Stock, par value $1 per share, or $2,000,000 in the aggregate. The Preferred Stock may be issued in one or more classes, and in one or more series within a class, with such voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights, restrictions and special or relative rights as may be stated in a resolution or resolutions providing for the issue of such shares adopted from time to time by the Board of Directors and without the necessity of any action by the stockholders. The Board of Directors may fix the status of any shares of Preferred Stock redeemed, canceled, surrendered for conversion or otherwise retired, and if previously issued shares are reacquired and canceled by the Corporation, such a number of shares shall thereafter be considered as authorized and unissued shares.

Notwithstanding the provisions of any such resolution, all Preferred Stock shall be subject to redemption at the direction of the Board of Directors at such time or times as the Board shall be of the opinion that ownership of the capital stock of the Corporation has or may become concentrated to an extent which may prevent the Corporation from qualifying as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code").

In such event, the Board shall have the power, by lot or other means deemed equitable by it, to call for redemption sufficient shares of Preferred Stock to bring the direct or indirect ownership thereof into conformity with the requirements for such a REIT. The redemption price paid shall be as specified by the Board of Directors in its resolution designating the Preferred Stock.

d. The aggregate par value of all authorized shares of stock of the Corporation having par value is $4,000,000.

Section 2. Common Stock. Subject to the provisions of Article V, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

Section 3. Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series, in one or more series of stock.

ARTICLE V

5.           RESTRICTION ON TRANSFER, ACQUISITION AND REDEMPTION OF SHARES

Section 1. Definitions. For purposes of this Article V, the following terms shall have the following meanings:

"Beneficial Ownership" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as the owner, for United States federal income tax purposes, of such shares of Equity Stock or who is or would be treated as an owner of such shares of Equity Stock under Section 542(a) (2) of the Code, either directly, indirectly or constructively through the application of Section 544 of the Code, as modified by Sections 856 (h) (1) (B) and 856 (h) (3) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own," "Beneficially Owning" and "Beneficially Owned" shall have the correlative meanings.

"Charitable Beneficiary" shall mean a beneficiary of the Trust as determined pursuant to Section 14 of this Article V.

"Code" shall mean the United States Internal Revenue Code of 1986, as amended.

"Common Stock" shall mean the Common Stock of the Corporation, authorized pursuant to and the rights of which are provided in Article IV.

"Effective Date" shall mean the date as of which this Amendment and Restated Certificate of Incorporation is filed of record in Delaware.

"Equity Stock" shall mean stock that is either Common Stock or Preferred Stock.

"Excess Stock" shall mean those shares of Common Stock and/or Preferred Stock which are classified as Excess Stock as provided in and pursuant to Section 3.

"Market Price" as to any date shall mean the average of the last reported closing sales price of Common Stock, or Preferred Stock, as the case may be, on the ten trading days immediately preceding the relevant date as reported on the principal United States or foreign securities exchange or quotation system on or over which the Common Stock, or Preferred Stock, as the case may be, is listed or admitted to trading, or if not then listed or traded over any such exchange or quotation system, then the market price of the Common Stock, or Preferred Stock, as the case may be, on the relevant date as determined in good faith by the Board of Directors.

"Ownership Limit" shall initially mean two percent (2%) of the lesser of the aggregate number or value of the outstanding shares of Common Stock of the Corporation and, after any adjustment as set forth in Section 9 of this Article V, shall mean such percentage as so adjusted. The Board of Directors of the Corporation may, in its sole discretion, in the certificate of designation for the Preferred Stock, determine a limit on the ownership of one or more classes or series of its Preferred Stock (the "Preferred Stock Limit"). From and after such determination, references to the Ownership Limit herein will include the Preferred Stock Limit, as applicable. If the Board of Directors does not establish a limit on ownership, then the Preferred Stock shall not be restricted from transfer under this Article V. The number and value of shares of the Equity Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

"Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code, a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity but does not include an underwriter which participated in a public offering of the Common Stock and/or Preferred Stock for a period of 30 days following the purchase by such underwriter of shares of the Common Stock and/or Preferred Stock.

"Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock as described below in Section 3 of this Article V, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Equity Stock, if such Transfer had not been void under Section 2 of this Article V.

"Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock as described below in Section 3 of this Article V, the record holder of the Equity Stock if such Transfer had not been void under Section 2 of this Article V.

"Restriction Termination Date" shall mean the first day after the Effective Date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

"Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition of Equity Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock), whether voluntary or involuntary, whether of record or beneficially, and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

"Trust" shall mean the trust created pursuant to Section 14 of this Article V.

"Trustee" shall mean the Person that is appointed by the Corporation pursuant to Section 14 of Article V to serve as trustee of the Trust, and any successor thereto.

Section 2. Ownership Limitation.

(i) Except for shares of Common Stock beneficially owned in excess of the Ownership Limit at the close of business on the Effective Date and except as provided in Section 11 of this Article V, after the Effective Date and prior to the Restriction Termination Date, no Person shall Beneficially Own shares of Common Stock and/or Preferred Stock in excess of the Ownership Limit.

(ii) Except as provided in Section 11 of this Article V, after the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning Common Stock and/or Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Common Stock and/or Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

(iii) After the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Common Stock and/or Preferred Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Common Stock and/or Preferred Stock which would be otherwise Beneficially Owned by the transferee; and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

(iv) After the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856 (h) of the Code shall be void ab initio as to the Transfer of the shares of Common Stock and/or Preferred Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

Section 3. Excess Stock.

(i) If, notwithstanding the other provisions contained in this Article V, at any time after the date of the Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation such that any Person would Beneficially Own Common Stock and/or Preferred Stock in excess of the applicable Ownership Limit, then, except as otherwise provided in Section 11, such shares of Common Stock and/or Preferred Stock in excess of such Ownership Limit (rounded up to the nearest whole share) shall be converted automatically into Excess Stock and be treated as provided in this Article V. Such conversion and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

(ii) If, notwithstanding the other provisions contained in this Article V, at any time after the date of the Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, then the shares of Common Stock and/or Preferred Stock being Transferred which would cause the Corporation to be "closely held" within the meaning of Section 856 (h) of the Code (rounded up to the nearest whole share) shall be converted automatically into Excess Stock and be treated as provided in this Article V. Such conversion and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

Section 4. Prevention of Transfer. If the Board of Directors or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 2 of this Article V or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of stock of the Corporation in violation of Section 2 of this Article V, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin or rescind such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraphs Section 2 (ii) and (iv) of this Article V shall automatically result in the conversion and treatment described in Section 3, irrespective of any action (or non-action) by the Board of Directors.

Section 5. Notice to Corporation. Any Person who acquires or attempts to acquire shares of stock of the Corporation in violation of Section 2 of this Article V, or any Person who is or attempts to become a transferee such that Excess Stock results under Section 3 of this Article V, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

Section 6. Information for Corporation. From the date of the Effective Date and prior to the Restriction Termination Date, each Person who is a Beneficial Owner of Common Stock and/or Preferred Stock and each Person (including the stockholder of record) who is holding Common Stock and/or Preferred Stock for a Beneficial Owner shall, upon demand, provide in writing to the Corporation any such information with respect to the direct, indirect and constructive ownership of Equity Stock of the Corporation as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Section 7. Other Action by Board. Subject to the provisions of Section 19 of this Article V, nothing contained in this Article V shall limit the authority of the Board of

Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

Section 8. Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article V, including any definition contained in Section 1, the Board of Directors shall have the power to determine the application of the provisions of this Article V with respect to any situation based on the facts known to it.

Section 9. Change in Ownership Limit. Subject to the limitations provided in Section 10 of this Article V, the Board of Directors may from time to time increase or decrease the Ownership Limit.

Section 10. Limitations on Changes in Ownership Limit.

(i) The Ownership Limit for a class or series of Equity Stock may not be increased if, after giving effect to such increase, five or fewer individuals would Beneficially Own, in the aggregate, more than 50.0% in value of the outstanding shares of Equity Stock.

(ii) Prior to any modification of the Ownership Limit pursuant to Section 9 of this Article V, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or to ensure the Corporation's status as a REIT.

Section 11. Exemptions and Exclusions – Termination of Status as Real Estate Investment Trust.

(i) Exemptions by Board. The Board of Directors may, in its sole discretion, waive the Ownership Limit with respect to any particular Person or Persons if evidence satisfactory to the Board of Directors and the Corporation's tax counsel is presented that the changes in ownership pursuant to such waiver will not cause the Corporation not to continue to be qualified as a REIT and the Board of Directors otherwise decides that such action is in the best interests of the Corporation.

(ii) Exclusion of Existing Shareholders and Termination of Status as a Real Estate Investment Trust. The restrictions on transferability and ownership in this Article V shall not apply to (a) shares owned or shares issuable upon exercise of outstanding options by existing shareholders that as of the close of business on the Effective Date, own shares in excess of the Ownership Limit, or (b) if the Board of Directors determines that is no longer in the best interest of the Corporation to attempt to qualify, or to continue to qualify, as a REIT and a majority of the Corporation's voting stockholders approve such determination by the Board.

Section 12. Legend.

(i) In addition to any other legend required by applicable law, each certificate for shares of Common Stock shall bear substantially the following legend:

The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation maintaining its status as a real estate investment trust (a "REIT") under the United States Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Certificate of Incorporation (the "Certificate") of the Corporation, no Person may Beneficially Own shares of Common Stock in excess of 2% (or such other percentage as may be determined by the Board of Directors of the Corporation) of the lesser of the aggregate number or value of the outstanding shares of Common Stock of the Corporation. Any Person who acquires or attempts to acquire shares of Common Stock in excess of the aforementioned limitation, or any Person who is or attempts to become a transferee such that Excess Stock results under the provisions of the Articles, shall immediately give written notice or, in the event of a proposed or attempted transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the Corporation's status as a REIT. All capitalized terms in this legend have the meanings defined in the Certificate, a copy of which, including the restrictions on transfer, will be sent to any stockholder on request and without charge. If the restrictions on transfer are violated, the securities represented hereby will be converted into and treated as shares of Excess Stock that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations.

(ii) In addition to any legend required by applicable law, each certificate for shares of Preferred Stock shall bear such legend as may be set forth in the Certificate of Designation with respect to the transferability of such Preferred Stock.

Section 13. Severability. If any provision of this Article V or any application of any such provision is determined to be void, invalid or unenforceable by virtue of any legal decision, statute, rule or regulation, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such shares of Excess Stock and to hold such shares of Excess Stock on behalf of the Corporation, and the validity and enforcability of remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with such determination.

Section 14. Trust for Excess Stock. Upon any purported Transfer that results in Excess Stock pursuant to Section 3 of this Article V, such Excess Stock shall be deemed to have been transferred by operation of law to the Trustee of a trust (the "Trust") for the exclusive benefit of one or more Charitable Beneficiaries. The Trustee shall be appointed by the Corporation and shall be a person unaffiliated with the Corporation, any purported Beneficial Transferee or any Purported Record Transferee. By written notice to the Trustee, the Corporation shall designate one or more non-profit organizations to be the Charitable Beneficiary(ies) of the interest in the Trust representing the Excess Stock such that (a) the shares of Equity Stock, from which the shares of Excess Stock held in the Trust were so converted, would not violate the restrictions set forth in Section 2 of this Article V in the hands of such Charitable Beneficiary and (b) each Charitable Beneficiary is an organization described in Sections 170 (b) (1) (A) , 170 (c) and 501 (c) (3) of the Code. The Trustee of the Trust will be deemed to own the Excess Stock for the benefit of the Charitable Beneficiary on the date of the purported Transfer that results in Excess Stock pursuant to Section 3 of this Article V. Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee shall have no rights in such Excess Stock except as expressly provided for in this Article V.

Section 15. Dividends on Excess Stock. Shares of Excess Stock will be entitled to dividends and distributions authorized and declared with respect to the class or series of Equity Stock from which the Excess Stock was converted and will be payable to the Trustee of the Trust in which such Excess Stock is held, for the benefit of the Charitable Beneficiary. Dividends and distributions will be authorized and declared with respect to each share of Excess Stock in an amount equal to the dividends and distributions authorized and declared on each share of stock of the class or series of Equity Stock from which the Excess Stock was converted. Any dividend or distribution paid to a Purported Record Transferee of Excess Stock prior to the discovery by the Corporation that Equity Stock has been transferred in violation of the provisions of the Charter shall be repaid by the Purported Record Transferee to the Trustee upon demand. The Corporation shall rescind any dividend or distribution authorized and declared but unpaid as void ab initio with respect to the Purported Record Transferee, and the Corporation shall pay such dividend or distribution when due to the Trustee of the Trust for the benefit of the Charitable Beneficiary.

Section 16. Liquidation Distributions for Excess Stock. Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of the Corporation, each holder of shares of Excess Stock shall be entitled to receive, in the case of Excess Stock converted from Preferred Stock, ratably with each other holder of Preferred Stock and Excess Stock converted from Preferred Stock and having the same rights to payment upon liquidation, dissolution or winding up as such Preferred Stock and, in the case of Excess Stock converted from Common Stock, ratably with each other holder of Common Stock and Excess Stock converted from Common Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of the Excess Stock held by such holder bears to the total number of shares of (i) Preferred Stock and Excess Stock then outstanding (in the case of Excess Stock converted from Preferred Stock) and (ii) Common Stock and Excess Stock then outstanding (in the case of Excess Stock converted from Common Stock).

Any liquidation distributions to be distributed with respect to Excess Stock shall be distributed in the same manner as proceeds from the sale of Excess Stock are distributed as set forth in Section 19 of this Article V.

Section 17. Voting Rights for Excess Stock. Any vote cast by a Purported Record Transferee of Excess Stock prior to the discovery by the Corporation that Equity Stock has been transferred in violation of the provisions of the Charter shall be void ab initio. While the Excess Stock is held in trust, the Purported Record Transferee will be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Equity Stock which have been converted into shares of Excess Stock for the benefit of the Charitable Beneficiary.

Section 18. Non-Transferability of Excess Stock. Excess Stock shall not be transferable. In its sole discretion, the Trustee of the Trust may transfer the interest in the Trust representing shares of Excess Stock to any Person if the shares of Excess Stock would not be Excess Stock in the hand of such Person. If such transfer is made, the interest of the Charitable Beneficiary in the Excess Stock shall terminate and the proceeds of the sale shall be payable by the Trustee to the Purported Record Transferee and to the Charitable Beneficiary as herein set forth. The Purported Record Transferee shall receive from the Trustee the lesser of (i) the price paid by the Purported Record Transferee for its shares of Equity Stock that were converted into Excess Stock or, if the Purported Record Transferee did not give value for such shares (e.g., the stock was received through a gift or devise), the Market Price of the shares of excess stock on the date of Transfer and (ii) the price received by the Trustee from the sale or other disposition of the Excess Stock held in trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 15 of this Article V. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid by the Trustee to the Charitable Beneficiary. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically exchanged for an equal number of shares of Common Stock and/or Preferred Stock, as applicable, and such shares of Common Stock and/or  Preferred Stock, as applicable, would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Corporation must have waived in writing its purchase rights under Section 20 of this Article V.

Section 19. Stock Exchange Transactions. Nothing in this Article V shall preclude the settlement of any transaction entered into through the facilities of any United States or foreign securities exchange or quotation system on which the stock of the Corporation is listed or admitted to trading. The fact that the settlement of any transaction may occur shall not negate the effect of any other provision of this Article V and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article V.

Section 20. Call by Corporation on Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share payable to the Purported Record Transferee equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a Transfer without consideration, the Market Price at the time of such Transfer) and (ii) the Market Price of the Common Stock or Preferred Stock from which such Excess Stock was converted on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 15 of this Article V. The Corporation may pay the amount of such reductions to the Trustee for the benefit of the Charitable Beneficiary.  The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Corporation's receipt of notice pursuant to Section 5 of this Article V and (ii) if the Corporation does not receive a notice of such Transfer pursuant to Section 5 of this Article V, the date that the Board of Directors determines in good faith that a Transfer resulting in Excess Stock has occurred, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 18 of this Article V.

Section 21. Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article V.

Section 22. Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VI

6. Term. The corporation is to have perpetual existence.

ARTICLE VII

7. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation and to authorize and cause to be executed, mortgages and liens upon the property and franchises of the Corporation.

ARTICLE VIII

8. Election of Directors. The stockholders and directors shall have the power to hold their meetings and to keep the books, documents, and papers of the Corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise may be required by the laws of Delaware. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

ARTICLE IX

9. Limitation of Liability. To the maximum extent permitted by Delaware law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be limited or eliminated o the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE X

10. Merger or Sale of Assets. No merger or consolidation of the Corporation, nor any sale, lease or exchange of substantially all of the assets of the Corporation, may be affected without the affirmative vote of the holders of 66 2/3% of the outstanding shares of Common Stock of the Corporation entitled to vote thereon at a meeting of stockholders called for that purpose.

ARTICLE XI

11. Right to Amend. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, including any amendment altering the terms or contract rights, as expressly set forth in this charter, of any shares of outstanding stock and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation; provided, however, that Articles V, X and XI may not be amended, altered, changed or repealed without the affirmative vote of the holders of 66 2/3% of the outstanding shares of Common Stock of the Corporation entitled to vote thereon at a meeting of stockholders called for that purpose.

IN WITNESS WHEREOF, HMG/COURTLAND PROPERTIES, INC. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Maurice Wiener, its Chairman, and Lawrence Rothstein, its President and Secretary, this day of June, 2001.

/s/ Maurice Wiener
Maurice Wiener, Chairman

[CORPORATE SEAL] ATTEST:	/s/ Lawrence Rothstein
Lawrence Rothstein,
President and Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF HMG/COURTLAND PROPERTIES, INC.
HMG/Courtland Properties, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The amendments to the Corporation’s Certificate of Incorporation set forth in the following resolution was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that the Certificate of Incorporation be amended by striking Article IV in its entirety and replacing therefor:

“4.           Authorized Capital.

Section 1.  The total number of shares of capital stock which the Corporation shall have authority to issue is as follows:

a.	One Million, Two Hundred Thousand (1,200,000) shares of Common Stock, par value $1 per share, or $1,200,000 in the aggregate.

b.	One Hundred Thousand (100,000) shares of Excess Stock, par value $1 per share, or $100,000 in the aggregate.

c.	The aggregate par value of all authorized shares of stock of the Company having par value is $1,300,000.

Section 2.  Common Stock.  Subject to the provisions of Article V, each share of Common Stock shall entitle the holder thereof to one vote.  The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.”

IN WITNESS WHEREOF, HMG/Courtland Properties, Inc. has caused this Certificate to be signed by its duly authorized officer, this 31st day of December, 2009.

HMG/COURTLAND PROPERTIES, INC.

By:	/s/ Larry Rothstein
Larry Rothstein
President and Secretary